Exhibit 4.7
SUBSCRIPTION AND RIGHTS AGREEMENT
BIODEL INC.
Subscription and Rights Agreement (the “Subscription Agreement”) with respect to the purchase of shares of Series A Convertible Preferred Stock, par value $.01 (the “Preferred Stock”) of Biodel Inc., a Delaware corporation (the “Company”).
     A.      The undersigned hereby subscribes for and agrees to purchase the number of shares of Preferred Stock indicated herein, each share of Preferred Stock is convertible at any time, and in certain instances is automatically convertible, initially into five (5) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) (the Preferred Stock and the Common Stock are collectively referred to herein as the “Securities”). The Securities are more fully described in the Company’s Confidential Private Placement Memorandum (the “Offering Memorandum”), dated February 2005 relating to the Offering and Supplement No. I thereto dated February 2005 (the “Supplement to the Offering Memorandum”). Unless expressly otherwise defined in this Subscription Agreement, all capitalized terms set forth in this Subscription Agreement shall have the same meaning as ascribed to them in the Offering Memorandum. The undersigned herewith tenders to the Company the entire amount of the purchase price by wire transfer or by check made payable to the order of “Manufacturers and Traders Trust Company f/b/o Biodel Inc.”
     B.      The undersigned acknowledges that the Securities will not be registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”), or the securities laws of any state and that, absent an exemption, any transfer of the Securities would require registration, and are being offered for sale in reliance upon exemptions from registration contained in the 1933 Act and applicable state laws, and the Company’s reliance upon such exemption is based in part upon the undersigned’s representations, warranties and agreements contained in this Subscription Agreement and in the Qualified Purchaser Questionnaire that you are also delivering to the Company and MSI.
     C.      In order to induce the Company to accept this Subscription Agreement, the undersigned represents and warrants to the Company and MSI as follows:
(1)      The undersigned understands that (i) this Subscription Agreement may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion, (ii) this Subscription Agreement shall survive the undersigned’s death, disability or insolvency, except that the undersigned shall have no obligation in the event that this Subscription Agreement is rejected by the Company. In the event that the Company does not accept the undersigned’s subscription or if the Offering is terminated for any reason, the undersigned’s subscription payment (or portion thereof, as the case may be) will be returned to the undersigned without interest or deduction.
(2)      The undersigned has read carefully this Subscription Agreement, the Offering Memorandum and the Supplement to the Offering Memorandum, to the extent necessary, has discussed the representations, warranties and agreements which the undersigned makes by signing it, and the applicable limitations upon the undersigned’s resale of the Securities with his, her or its counsel.
(3)      The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of the offering of the Securities, or any recommendation or endorsement of the offering of the Securities. Any representation to the contrary is a criminal offense.
(4)      The undersigned is purchasing the Securities for the undersigned’s own account, with the intention of holding the Securities for investment purposes, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities; and shall not make any sale, transfer or other disposition of the Securities without registration under the 1933 Act and applicable state securities laws unless an exemption from registration is available under those laws.
(5)      The undersigned’s overall commitment to investments which are not readily marketable is not disproportionate to the undersigned’s net worth, and the undersigned’s investment in the Securities will not cause such overall commitment to become excessive.
(6)      The undersigned, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in his or her investment in the Securities.
(7)      The undersigned is an accredited investor as that term is defined in Section 501(a) under Regulation D promulgated by the Securities and Exchange Commission under the 1933 Act The undersigned is financially able to bear the economic risk of this investment, including the ability to afford holding the Securities for an indefinite period or to afford a complete loss of this investment.
(8)      The address shown under the undersigned’s signature at the end of this Subscription Agreement is the undersigned’s principal residence if he or she is an individual, or its principal business address if a corporation or other entity.
(9)      The undersigned, together with any purchaser representatives of the undersigned (as identified herein) has such knowledge and experience in financial business matters as to be capable of evaluating the merits and risks of an investment in the Securities.
(10)      The undersigned has been given the opportunity to ask questions of and receive answers from the Company and its executive officers concerning the business and operations of the Company and the terms and conditions of the Offering and to obtain any such additional information that the undersigned deems necessary or advisable to veri1v the accuracy of the contained in the Offering Memorandum and the Supplement to the Offering Memorandum or such other information as the undersigned desired in order to evaluate an investment in the Company; and the undersigned availed himself, herself or itself of such opportunity to the extent considered appropriate in order to evaluate the merits and risks of the proposed investment.
(11)      The undersigned has made an independent evaluation of the merits of the investment and acknowledges the high risk nature of the investment.

(12)      The undersigned has accurately completed the Qualified Purchaser Questionnaire provided herewith and has executed such Qualified Purchaser Questionnaire and any applicable exhibits thereto.
(13)      (a)      The undersigned understands that none of the Securities have been registered under the 1933 Act or any state securities laws in reliance on exemptions for private offerings; the Securities cannot be resold or otherwise disposed of unless they are subsequently registered under the 1933 Act and applicable state securities laws or an exemption from registration is available. The certificate(s) representing the Securities will bear a legend substantially similar to the legend set forth immediately below until (1) such Securities shall have been registered under the 1933 Act and effectively disposed of in accordance with a registration statement, or (ii) in the opinion of counsel reasonably satisfactory to the Company such securities may be sold without registration under the 1933 Act:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE “BLUE SKY” OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE 1933 ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT BUT ONLY UPON A HOLDER THEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE 1933 ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR SIMILAR SECURITIES LAWS.”
           (b)      The undersigned understands that in the absence of registration by the Company, the Securities will not be, and, except as set forth in Section D of this Subscription Agreement, the undersigned will have no rights to require that the Securities shall be, registered under the 1933 Act or any state securities laws; the undersigned may have to hold the Securities indefinitely and it may not be possible for the undersigned to liquidate his, her or its investment in the Company; and the undersigned should not purchase any Securities unless he, she or it can afford a complete loss of his, her or its investment and bear the burden of such loss for an indefinite period of time.
           (c)      The undersigned understands that the provisions of Rule 144 promulgated tinder the 1933 Act to permit resales of the Securities are not available for at least one (1) year after the same class of securities is registered under the 1933 Act, and there can be no assurances that any such class of securities will ever be registered under the 1933 Act, or even if such class of securities is registered under the 1933 Act that the conditions necessary thereafter to permit routine sales of the Securities under Rule 144 will ever be satisfied, and, if Rule 144 should become available, routine sales made in reliance on its provisions could be made only in limited amounts and in accordance with the terms and conditions of Rule 144. The undersigned further understands that in connection with the sale of securities for which Rule 144 is not available, compliance with some other exemption from registration will be required. The undersigned understands, subject to the provisions of Section D of this Subscription Agreement, that the Company is under no obligation to the undersigned to register any such class of securities or to comply with the conditions of Rule 144 or take any other action necessary in order to make available any exemption for the resale of the Securities without registration.
(14)      The undersigned, if an individual, is at least 21 years of age.
(15)      If at any time prior to issuance of the Securities to the undersigned, any representation or warranty of the undersigned shall no longer be true, the undersigned promptly shall give written notice thereof to the Company and MSI specifying which representations and warranties are not true and the reason therefor, whereupon the undersigned’s subscription may be rejected by the Company in whole or in part.
(16)      Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, all of the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of laws principles. Any dispute that may arise out of or in connection with this Subscription Agreement shall be adjudicated before a court located in New York City and the parties hereto submit to the exclusive jurisdiction and venue of the state and local courts of the State of New York located in the City of New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the Securities, and the undersigned consents to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned hall furnish in writing to the Company and MSI.
(17)      THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT, FRAUD OR OTHERWISE) IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT OR THE UNDERSIGNED’S PURCHASE OF THE SECURITIES.
(18)      The undersigned acknowledges that he or she understands the meaning and legal consequences of the representations, warranties and acknowledgments contained in this Subscription Agreement and in the Qualified Purchaser Questionnaire, and hereby agrees to indemnify and hold harmless the Company and MSI, and each of their respective stockholders, officers, directors, affiliates, controlling persons, agents and representatives, from and against any and all loss, damage, expense, claim, action, suit or proceeding (including the reasonable fees and expenses of legal counsel) as incurred arising out of or in any manner whatsoever connected with a breach of any representation or warranty of the undersigned contained in this Subscription Agreement or in the Qualified Purchaser Questionnaire. The undersigned acknowledges that such damage could be substantial since (a) the Securities are being offered without registration under the 1933 Act in reliance upon the exemption pursuant to Section 4(2)

and/or Regulation D of the 1933 Act for transactions by an issuer not involving a public offering and, in various states, pursuant to exemptions from registration, (b) the availability of such exemptions is, in part, dependent upon the truthfulness and accuracy of the representations made by the undersigned herein and in its Qualified Purchaser Questionnaire, and (c) the Company will rely on such representations in accepting the undersigned’s Subscription Agreement.
(19)      Except as expressly provided herein, this Subscription Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and may be amended only by a writing executed by all of the parties hereto. This Subscription Agreement supersedes all prior arrangements or understandings with respect thereto, whether oral or written. The terms and conditions of this Subscription Agreement shall inure to the benefit of and be binding upon the parties and their respective successors, heirs and assigns.
     D.      The undersigned shall have the registration rights set forth in this Section (D).
          (1)      In the event that at any time subsequent to one hundred and eighty (180) days after the Company shall have effected a Qualified Initial Public Offering, the Company receives a written notice (the “Demand Notice”) signed either by (a) purchasers in the Offering who then own a majority of the shares of Preferred Stock that were sold in the Offering, including the shares of Preferred Stock issued or issuable pursuant to the exercise or prospective exercise (as the case may be) of the warrants that were issued to MSI (the “MSI Warrants”) pursuant to the Offering (all such purchasers, including but not limited to the purchasers of Preferred Stock pursuant to the exercise of the MSI Warrants, and each of their affiliates, designees or transferees of all such purchasers, collectively, the “Demanding Purchasers”), or (b) by MSI on behalf of the Demanding Purchasers, requesting the registration of any shares of Common Stock owned by the Demanding Purchasers, whether acquired or to be acquired pursuant to the conversion or prospective conversion of the Preferred Stock acquired in the Offering, or otherwise (all such shares of Common Stock owned by the Demanding Purchasers, however acquired, whether in the Offering or otherwise, are hereinafter collectively referred to in this Section (D) as the “Registrable Securities”), the Company shall prepare and file with the United States Securities and Exchange Commission (the “SEC”) a registration statement under Section 5 of the 1933 Act covering the Registrable Securities that are the subject of the Demand Notice and shall use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after the date of such initial filing.
          The obligation of the Company under this Section (D)(1) shall be limited to one demand registration statement; provided however that during the twelve (12) month period immediately subsequent to the Company’s Qualified Initial Public Offering the Company shall not be required to effect a registration on behalf of the Demanding Purchasers under this Section (D)(1) if, and only if, during such twelve (12) month period the Company has already effected, or is in the process of effecting, a demand registration on behalf of MSI pursuant to Section 3(e) of warrant certificate to be issued to MSI upon a Closing. In addition, any registration shall not count as a demand registration under this Section (D)(1) until a registration statement including all of the Registrable Securities requested to be included thereon has been declared effective by the Staff of the SEC, and such registration statement has remained continuously effective for as long as required by Section (D)(3)(i) below. In the event that the Demand Notice shall request that the proposed offering be an underwritten public offering, the Demanding Subscribers, or their designee (which may be MSI), shall select the investment banker(s) and manager(s) to conduct the offering.
          Notwithstanding any set forth herein to the contrary, if the registration statement required to be filed under this Section (D)(1) is not filed within ninety (90) days after delivery to the Company of the Demand Notice, then the Company shall issue to the Demanding Purchasers, pro-rata, one and three quarters (1-3/4%) percent of the aggregate number of shares of Registrable Securities required to be included on any such registration statement pursuant to such Demand Notice for each month, or part thereof, after such ninety (90) day period that such registration statement is not filed with the SEC. Further, notwithstanding anything set forth herein to the contrary, in the event that the foregoing registration statement is not declared effective by the SEC within one hundred and twenty (120) days following the date of the filing of such registration statement, the Company shall issue to the Demanding Purchasers, pro-rata, one (1%) percent of the aggregate number of shares of Registrable Securities required to be included on such registration statement for each month, or part thereof, subsequent to such one hundred and twenty (120) day period until such time as the registration statement shall be declared effective. All such additional securities to be issued to the Demanding Purchasers pursuant to this paragraph shall automatically be Registrable Securities and shall be included as such upon the registration statement required to be filed pursuant to this Section (D)(1).
                (2)      At any time after the date hereof, in the event that the Company shall determine to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale of any of its securities by it or by any of its security holders (other than a registration statement on Form S-4, S-8 or other successor or comparable forms), the Company will give written notice of its determination (the “Piggyback Notice”) to all record holders of Registrable Securities at least forty-five (45) days prior to filing such registration statement. Upon the written request from the holder of any Registrable Securities within thirty (30) days after the giving of the Piggyback Notice, the Company will cause such Registrable Securities to be included in such registration statement all to the extent required to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such Company initiated registration. If any registration pursuant to this Section D(2) shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section (D)(2) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriter(s). In the event that in the good faith judgment of a managing underwriter of such public offering the inclusion of all of the Registrable Securities originally covered by a request for registration pursuant to this Section (D)(2) would materially adversely affect the successful marketing of the shares of stock offered by the Company, the number of shares of Registrable Securities otherwise to be included in the underwritten public offering may be reduced as required by the managing underwriter, but only after all other selling security holders of the Company included on such registration statement have had all of their shares removed from such registration statement (including any selling security holder not subject to this Agreement.
          There shall not be any limit to the number of piggyback registrations that may be requested by the holders of Registrable Securities.

                (3)      If and whenever the Company is required by the provisions of Section (D) hereof to effect the registration of the Registrable Securities under the 1933 Act, the Company shall:
          (i)      prepare and file with the SEC a registration statement with respect to the Registrable Securities, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable and shall also cause such registration statement to remain effective for no less than two hundred and seventy (270) consecutive days, unless the registration statement on which such Registrable Securities are included is a Form S-2 or Form S-3 registration statement (or any successor Form), in which event the Company shall cause such registration statement to remain effective for such period as is necessary to effect the sale of all such Registrable Securities included thereon;
          (ii)      prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the applicable period in accordance with the provisions of Section (D)(3)(i) above;
          (iii)      furnish to any holder (including but not limited to a holder of Registrable Securities who acquired or who will acquire same upon the exercise or prospective exercise of any MSI Warrants) participating in such registration (a “Participating Holder”) such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such holder may reasonably request in order to facilitate the public offering of the Participating Holder’s securities;
          (iv)      use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such Participating Holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualit3’ to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;
          (v)      notify the Participating Holders, promptly after it shall receive notice thereof, of the time when such registration statement or a supplement to any prospectus forming a part of such registration statement has become effective;
          (vi)      notify the Participating Holders promptly of any request by the Staff of the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;
          (vii)      prepare and file with the SEC any amendments or supplements to such registration statement or prospectus which is required under the 1933 Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by the Participating Holders;
          (viii)      prepare and promptly file with the SEC and promptly notify the Participating Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Registrable Securities is required to be delivered under the 1933 Act, any event shall have occurred as the result of which any such prospectus or any other prospectuses then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;
          (ix)      advise the Participating Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Division of Enforcement of the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
          (x)      indemnify and hold harmless each Participating Holder against any and all losses, claims, damages or liabilities to which such Participating Holder shall become subject, under the 1933 Act or otherwise; that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the effective registration statement or any prospectus that forms a part thereof or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements there in not misleading; provided, however, that no such indemnification shall be available to any Participating Holder (and the Participating Holder shall indemnify and hold harmless the Company) with respect to, and to the extent there is liability attributable to, written information provided by a Participating Holder to the Company for use in such registration statement or prospectus thereunder or any amendment or supplement thereto, or any related preliminary prospectus;
          (xi)      cause its executive officers to cooperate in good faith with any managing underwriter in connection with taking all actions reasonably necessary to successfully consummate the public offering, including but not limited to, active participation at so-called “road shows” to the extent requested by the managing underwriter, and using commercially reasonable efforts to obtain as high a valuation of the Company as possible; and
          (xii)      consult with the MSI, as the designees of the Participating Holders, in connection with the selection of any managing or co-managing underwriter.
     (4)      (i)      All fees, costs and expenses of and incidental to the registration of Registrable Securities, shall be borne by the Company; provided, however, that Participating Holders shall bear their pro rata share of the underwriting discount if any, and commissions and transfer taxes.
                (ii)      The fees, costs and expense of registration to be borne by the Company as provided in Section D(4)(i) above shall include, without limitation, all registration, filing fees, exchange or market listing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified and all fees and disbursements of one counsel and accountants retained by MSI and on behalf of the Participating Holders.

     (5)      Upon the proper and lawful transfer of any of the Securities by any holder thereof prior to such time as the Securities have been resold pursuant to a registration statement contemplated by this Section (D), the registration rights attendant to such Securities shall also be transferable hereunder.
     E.      Certain Sales to Third Parties
     (1)      In the event that either or any combination of Dr. Solomon S. Steiner, Erik Steiner or Steiner Ventures LLC (all of the foregoing, including any affiliate, family member, transferee or designee of any of the foregoing, are hereinafter collectively called the “Selling Stockholder”) desires to sell all or a portion of the Selling Stockholder’s Common Stock and/or Preferred Stock (the “Offered Securities”) to a bona fide third party purchaser (a “BFP”), the Selling Stockholder shall first be obligated to comply with the terms set forth in this Section EU). For the avoidance of doubt, any transfer or sale solely amongst Selling Stockholders shall not be deemed to be a sale of Offered Securities to a BFP.
          (i)      The Selling Stockholder shall give written notice (the “T-A Notice”) to all of the other beneficial owners of Securities that were sold by the Company pursuant to the Offering, including but not limited to the beneficial owners, or prospective beneficial owners, of Securities pursuant to the exercise, or prospective exercise, of the MST Warrants (all such beneficial owners, the “Other Stockholders”), which written notice shall set forth all of the material terms and conditions pursuant to which the Selling Stockholder proposes to sell the Offered Securities to the BFP Each Other Stockholder shall have the right, for twenty (20) days from the first date that the T-A Notice is deemed received by all of the Other Stockholders pursuant to the provisions of Section (F) below (the “T-A Period”), to elect to sell to the BFP his, her or its p rata portion, or some lesser amount, of the number of Offered Securities owned by such Other Stockholder (the “T-A Securities”). The maximum number of T-A Securities that may be sold by an Other Stockholder pursuant to any T-A Notice shall be based upon the percentage of Securities of the type that comprises the Offered Securities (i.e., Common Stock and/or Preferred Stock) that are beneficially owned (including any such Securities that may be acquired upon exercise and/or conversion) by each such Other Stockholder relative to all such Securities beneficially owned (including any such Securities that may be acquired upon exercise and/or conversion) by all of the Other Stockholders and the Selling Stockholder. Within five (5) days after the expiration of the T-A Period, the Selling Stockholder shall confirm to each of those Other Stockholders who have elected to sell some or all of their T-A Securities the amount of each such Other Stockholder’s T-A Securities that he, she or it has requested be sold on their behalf to the BFP, and during the sixty (60) day period subsequent to such five (5) day period (the “Selling Period”), the Selling Stockholder shall have the right to effect the sale of the Offered Securities and the T-A Securities o the BFP.
          (ii)      In the event that all of the Offered Securities and T-A Securities are not sold to the BFP within the Selling Period in accordance with the provision set forth in Section (E)(l)(i) above, all of the Offered Securities and T-A Securities shall again become subject to all of the provisions of Section E(1)(i).
     (2)      In the event that the Selling Stockholder is each of Dr. Solomon S. Steiner, Erik Steiner and Steiner Ventures, LLC, and all transferees, affiliates, family members and designees of any of the foregoing (collectively, the “Steiner Entities”), and the Steiner Entities’ proposed sale to a BFP represents the Steiner Entities’ entire beneficial equity ownership interest in the Company, then the Steiner Entities’ shall have the right, in lieu of providing the T-A Notice, to instead give the Other Stockholders written notice (the “D-A Notice”) that the Steiner Entities propose to transfer and sell their entire beneficial equity ownership interest in the Company (including the right to acquire any equity interest in the Company at any time upon the exercise or conversion of any derivative securities or pursuant to any other oral or written agreement or understanding of any nature whatsoever) to a BFP subject to the provisions of this Section E(2) (a “Drag Along Sale”). For the avoidance of doubt, any transfer or sale solely amongst various individuals and/or entities, all of which are Steiner Entities, shall not be deemed to be a Drag Along Sale hereunder. Upon receipt of a D-A Notice, the Other Stockholders shall be required to transfer all of their Securities to the BFP at such time as the Steiner Entities effect the closing of the Drag Along Sale, provided that any such transfer by the Other Stockholders of all of their Securities pursuant to the Drag Along Sale shall be on all of the same terms and other conditions as the Steiner Entities’ transfer of their entire beneficial equity ownership interest in the Company to the BFP pursuant to the Drag Along Sale, provided that the Other Stockholders, other than with respect to good and valid title to the Securities being transferred, shall not make any of the representations, warranties or covenants set forth in any of the agreements between the Steiner Entities and the BFP in connection with the Drag Along Sale. In addition, in the event and to the extent that any of the Steiner Entities enters into any consulting, non-competition, licensing or any other economic arrangement of any nature whatsoever with any BFP either in contemplation of, or in connection or contemporaneously or concurrently with (whether before or after) the Drag Along Sale, and any such agreement is for consideration in excess of reasonable consideration therefor based upon then-current industry standards, the excess amount of any such consideration for purposes of this Section E(2), shall be deemed to be payment and consideration for the Steiner Entities’ beneficial equity ownership in the Company, and the Other Stockholders shall be entitled to receive their pro rata share of any such excess consideration with respect to their Securities at the same time as such payment and consideration is received by any of the Steiner Entities. In the event that the Drag Along Sale is not effected within sixty (60) days from the date of the giving of the D-A Notice, all of the Securities of the Company shall again become subject to the provisions of Section E(1).
     (3)      Upon the proper and lawful transfer of any of the Securities by any holder thereof prior to the effective registration of any class of the Company’s equity securities under Section 5 of the 1933 Act, the rights set forth in this Section (E) attendant to the Securities shall be transferable. In addition, the rights set forth in this Section E shall terminate upon the effective registration of any class of the Company’s equity securities under Section 5 of the 1933 Act.
     F.      Notice Provisions
     Any and all notices, demands or requests required or permitted to be given under this Subscription Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section (F), together with copies thereof as follows:

     In the case of the Company to:
Biodel Inc.
6 Columbus Avenue
Danbury, CTO6S1O
Attention: Chief Executive Officer
     In the case of any owner of equity securities of the Company, to:
     The address of such equity owner on the books and records of the Company.
     In the case of MSI:
45 Broadway
New York, NY 10006
Attention: Scott A. Weisman
Notice given as provided in this Section shall be deemed effective: (1) on the business day hand delivered (or, if it is not a business day, then the next succeeding business day thereafter), (ii) on the first business day following the sending thereof by overnight courier, and (iii) on the seventh calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service. As used herein, the term business day shall mean any day when commercial banks are open in the State of New York to accept deposits other than a Saturday or Sunday.
     G.      Closings Below the Minimum
     The undersigned acknowledges, agrees and understands that, as disclosed in the Supplement to the Offering Memorandum, some potential purchasers may waive the requirement that any Closing is conditioned upon, among other things, the Company having sold at least 700,000 shares of Preferred Stock, and such potential purchasers may instead proceed to close upon the sale of less than the Minimum.

FOR RESIDENTS OF PENNSYLVANIA
THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE PENNSYLVANIA SECURITIES ACT AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHIN 12 MONTHS AFTER THE DATE OF PURCHASE, UNLESS SUBSEQUENTLY REGISTERED UNDER THE PENNSYLVANIA SECURITIES ACT OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 203(d), DIRECTLY FROM THE ISSUER OR AFFILIATE OF THE ISSUER, SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY) OR ANY OTHER PERSON WITHIN 2 BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO BINDING CONTRACT OF PURCHASE, WITHIN 2 BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED.

ALL SUBSCRIBERS MUST COMPLETE THIS PAGE
Exact Name in Which Title is to be Held
Amount Subscribed for: $
Type of Ownership (Check One):
             Individual
             Joint tenants with rights of survivorship
             Tenants in common
             Tenants by the entirety
             Corporation
             Limited Liability Company
             Partnership
             Limited Liability Partnership
             Limited Partnership
             Trust
             Other (specify)

Residence Address	City, State and Zip Code

Mailing Address (if not residence)	City, State and Zip Code
Social Security or Federal Tax Identification Number of Purchaser:

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this            day of January, 2005.
PURCHASER:

(Signature of Purchaser)	(Name Typed or Printed)

Signature of Co-Purchaser)	(Name Typed or Printed)
Check line if applicable:
                                         Purchaser hereby waives any minimum closing condition.
                                         Purchaser hereby agrees to convert its Bridge Loan in the principal amount of $           in connection with the purchase of Securities hereby.
Accepted as of the            day of                                         , 2005
BIODEL INC.

By:
	Name:	Solomon S. Steiner
	Title:	Chief Executive Officer

REGISTERED REPRESENTATIVE:	BRANCH OFFICE MANAGER:
(Sign and Print Name)	(Sign and Print Name)

EXECUTION BY SUBSCRIBER WHO IS A NATURAL PERSON
Exact Name in Which Title is to be Held

(Signature)	(Signature)
(If Joint Tenant or Tenants in Common, both persons must
sign and this page must contain all information for
both persons.)

Name (Please Print)	Name (Please Print)

Residence Address	Residence Address

Telephone Number	Telephone Number

Social Security Number	Social Security Number
ACCEPTED this          day                     , 2005, on behalf of the Company.

BIODEL INC.
By:
Solomon S. Steiner, Chief Executive Officer

EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY
(Corporation, Partnership, Trust, Etc.)
Name of Entity (Please Print)
Address of Principal Office of Entity

By:
NAME:
TITLE:

(seal)
Attest:
                     (If Entity is a Corporation)

Address

Telephone Number

Taxpayer Identification Number
ACCEPTED this            day of                      2005, on behalf of the Company.

BIODEL INC.
By:
Solomon S. Steiner, Chief Executive Officer